EXHIBIT 99.1

NN Announces First Steps in Balance
Sheet Optimization Plan
Will reduce term loan balance, reduce cash interest and strengthen balance sheet

FOR IMMEDIATE RELEASE

CHARLOTTE, N.C., March. 8, 2024 – NN, Inc. (NASDAQ: NNBR), a global diversified industrial company that engineers and manufactures high-precision components and assemblies, today announced that on March 5, 2024, it entered into a Purchase and Sale and Escrow Agreement to sell and leaseback three facilities, for an aggregate purchase price of a $16.8 million that is expected to close on or around March 15, 2024 with no impact to EBITDA. The net proceeds from the transaction will be used to repay a portion of the outstanding balance under the company’s term loan, lowering ongoing cash interest expenses. In addition, the company has reduced its corporate headquarters footprint by approximately two-thirds through a separate sublease transaction, lowering ongoing operating costs.

“These actions mark another strong step forward in the execution of our transformation plan and helps us further strengthen and strategically de-risk our balance sheet,” said Mike Felcher, Senior Vice President and Chief Financial Officer of NN, Inc. “We are taking actions in line with a multi-step 2024 plan to reduce our cost of capital, and to position ourselves for future refinancing when market conditions are favorable. Combined with our continued efforts to drive consistent free cash flow generation through our operations, this is as an important strategic pillar as we align our capital resources for a stronger, more focused long-term growth program.”

NN will continue to operate at these facilities. There will be no impact to NN employees or customers.

About NN, Inc.
NN, Inc., a global diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has facilities in North America, Europe, South America, and Asia. For more information about the company and its products, please visit www.nninc.com.

FORWARD-LOOKING STATEMENTS
Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These statements may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to NN, Inc. (the “Company”) based on current beliefs of management as well as assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project” or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that are outside of management’s control and that may cause actual results to be materially different from such forward-looking statements. Such factors include, among others, general economic conditions and economic conditions in the industrial sector; the impacts of pandemics, epidemics, disease outbreaks and other public health crises, on our financial condition, business operations and liquidity; competitive influences; risks that current customers will commence or increase captive production; risks of capacity underutilization; quality issues; material changes in the costs and availability of raw materials; economic, social, political and geopolitical instability, military conflict, currency fluctuation, and other risks of doing business outside of the United States; inflationary pressures and changes in the cost or availability of materials, supply chain shortages and disruptions, the availability of labor and labor disruptions along the supply chain; our dependence on certain major customers, some of whom are not parties to long-term agreements (and/or are terminable on short notice); the impact of acquisitions and divestitures, as well as expansion of end markets and product offerings; our ability to hire or retain key personnel; the level of our indebtedness; the restrictions contained in our debt agreements; our ability to obtain financing at favorable rates, if at all, and to refinance existing debt as it matures; new laws and governmental regulations; the impact of climate change on our operations; and cyber liability or potential liability for breaches of our or our service providers’ information technology systems or business operations disruptions. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s filings made with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company. The Company qualifies all forward-looking statements by these cautionary statements.

Investor & Media Contacts:
Joseph Caminiti, CFA, or Stephen Poe, Investors
Tim Peters or Emma Brandeis, Media
NNBR@alpha-ir.com
+1 312 445 2870